UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 23, 2014 (October 16, 2014)
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report of Kimball Electronics, Inc. (the “Company”) on Form 8-K, as initially filed with the Securities and Exchange Commission on October 17, 2014 (the “Prior Report”), solely to replace the Amended and Restated Articles of Incorporation (the “Articles”) of the Company presented as Exhibit 3.1 with a corrected version of the Articles. Section 4.2 of the Articles included in the Prior Report contained a typographical error regarding the share number of the Company’s common stock held by each shareholder for each share of common stock of which the shareholder was the holder immediately prior to a share split. The correct number, as identified in this amended current report, is 582.86098.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
A copy of the Articles is filed as Exhibit 3.1 to this Amendment and is incorporated herein by reference. Exhibit 3.1 to the Prior Report is amended and restated in its entirety. Except for Exhibit 3.1, no other changes have been made to the disclosures in Item 5.03 of the Prior Report. This Amendment speaks as of the original filing date of the October 17, 2014 filing, and does not modify or update in any way the disclosures made in the Prior Report other than as reflected in the explanatory note above.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation of Kimball Electronics, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ John H. Kahle
JOHN H. KAHLE Vice President, General Counsel and Secretary
Date: October 23, 2014

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation of Kimball Electronics, Inc.